Exhibit 10.18

EXECUTION COPY

JOINT VENTURE AGREEMENT

between

ACUSHNET CAYMAN LIMITED

and

MYRE OVERSEAS CORPORATION

Dated as of June 1, 1995

i

APPENDICES AND SCHEDULES

Appendix A	Memorandum of Association of Newco

Appendix B	Articles of Association of Newco

Schedule I	Trademarks and Brand Names

ii

JOINT VENTURE AGREEMENT

JOINT VENTURE AGREEMENT dated as of June 1, 1995, between ACUSHNET CAYMAN LIMITED, a limited company organized and existing under the laws of the Cayman Islands, British West Indies, having its registered offices at Maples and Calder, Attorneys-at-Law, Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, British West Indies (“ACL”), and MYRE OVERSEAS CORPORATION, a limited company organized and existing under the laws of the British Virgin Islands, having its registered offices at P.O. Box 362, Road Town, Tortola, British Virgin Islands (“MOC”),

W I T N E S S E T H :

WHEREAS, affiliates of ACL, particularly Acushnet Company (“Acushnet”), are engaged in the manufacture and sale of golf footwear products in the worldwide market;

WHEREAS, affiliates of MOC are manufacturers of footwear products with expertise in golf footwear production;

WHEREAS, ACL and MOC have agreed to jointly establish a company in the Cayman Islands, British West Indies (“Newco”), for the primary purpose of trading in and manufacturing, in the Peoples Republic of China (the “PRC”), golf footwear under the trademarks and brand names set forth on Schedule I (the “Trademarks”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants to be faithfully performed, the parties hereto agree as follows:

ARTICLE 1

Definitions

1.1                               In this Agreement, unless the context otherwise requires, the following terms shall have the following meaning:

(1)                                 “Acushnet Assignment” shall have the meaning set forth in Section 25.1.

(2)                                 “Articles” shall mean the Articles of Association of Newco in the form appended hereto as Appendix B, as the same may be amended from time to time.

(3)                                 “Assignment Date” shall mean the date that an Acushnet Assignment has taken place.

(4)                                 “Board” shall mean the Board of Directors of Newco.

(5)                                 “Change in Control” shall mean, with respect to any party, (i) a change in the ownership, whether directly or indirectly, of in excess of fifty percent (50%) of the outstanding shares or other ownership interests of such party, in the aggregate, after the date of this Agreement, or (ii) such a change in ownership of in excess of twenty-five percent (25%) of such outstanding shares or other ownership interests if a majority of the Directors in office immediately prior to such change in ownership shall cease to be Directors after such change in ownership.

(6)                                 “Class A Shares” shall mean the shares in the capital of Newco held by MOC in accordance with, and having the terms, rights and privileges set forth in, the Articles.

(7)                                 “Class B Shares” shall mean the shares in the capital of Newco held by ACL in accordance with, and having the terms, rights and privileges set forth in, the Articles.

(8)                                 “Companies Law” shall mean the Companies Law (Revised) of the Cayman Islands and any statutory modification thereof for the time being in force.

(9)                                 “Directors” shall mean the directors of Newco.

(10)                          “Dispute” shall have the meaning set forth in Section 29.1.

(11)                          “general meeting” shall mean a “general meeting” of the Members of Newco called in accordance with the Articles.

(12)                          “Initiating Party” shall have the meaning set forth in Section 29.2.

(13)                “Member” shall mean the person, body corporate or partnership registered as the holder of shares in Newco.

(14)                “Memorandum” shall mean the Memorandum of Association of Newco in the form appended hereto as Appendix A, as the same may be amended from time to time.

(15)                “Newco” shall mean Acushnet Lionscore, Ltd., a private limited company to be organized and registered in accordance with Article 2 of this Agreement and the Companies Law.

(16)                “Notice of Intent to Purchase” shall have the meaning set forth in Section 16.3.

(17)                “Notice of Intent to Sell” shall have the meaning set forth in Section 16.4.

(18)                “Pre-assignment Product” shall mean the amount of Product (i) purchased and distributed by Acushnet and (ii) the sale and distribution of which was arranged by Acushnet, during the twelve (12) month period preceding the Assignment Date.

(19)                “Procedure” shall have the meaning set forth in Section 29.1.

(20)                “Product” shall have the meaning set forth in Section 13.1.

(21)                “Shares” shall mean the ordinary shares of Newco, comprising the Class A Shares and the Class B Shares.

(22)                “Special Resolution” shall mean a resolution that is (i) passed by the holders of not less than seventy-five percent (75%) of the outstanding shares of Newco entitled to vote at a general meeting and (ii) in accordance with Section 59 of the Companies Law.

(23)                          “Subsidiary” shall mean Fuh Deh Lah Sports Ind. Co., Ltd., a wholly owned subsidiary of Newco to be established in the PRC as a wholly foreign owned enterprise.

1.2                               In this Agreement, unless there exists something in the subject or context inconsistent with such construction, words importing the plural number shall be deemed to include the singular number.

1.3                               Expressions referring to writing shall, unless the contrary intention appears, be construed include printing, lithography, photography and other modes of representing words in a visible form.

ARTICLE 2
Formation

2.1                               The parties hereto undertake to cause Newco to be incorporated as soon as practicable in accordance with the Memorandum and Articles under the laws of the Cayman Islands.

2.2                               The name of Newco shall be “Acushnet Lionscore, Ltd.”.

2.3                               The location of the registered office of Newco shall be at the offices of Maples and Calder, Attorneys-at-Law, Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, British West Indies, or at such other place as the Members may from time to time decide.

2.4                               Initially, the authorized capital of Newco shall be Sixty Thousand U.S. Dollars (U.S.$60,000) comprising sixty thousand (60,000) shares, divided into the following two (2) classes: Class A Shares consisting of thirty-six thousand (36,000) shares, and Class B Shares consisting of twenty-four thousand (24,000) shares. Each Class A Share and each Class B Share shall be entitled to one vote. Each Share shall have a par value of One U.S. Dollar (U.S. $1.00), and the Class A Shares and Class B Shares shall be subscribed for, issued and held as follows:

Shareholder	Number of Class A Shares	Number of Class B Shares
MOC	36,000	—
ACL	—	24,000
	36,000	24,000

2.5                               Not more than three (3) Class A Shares may be held, in one share each, by nominees of MOC, and not more than two (2) Class B Shares may be held, in one share each,

by nominees of ACL. All Shares held by nominees shall be construed to be the Shares of the principal and the principal shall be at liberty at any time to change nominees or to transfer to itself any Shares of Newco held by its nominees.

2.6                               All of the authorized capital of Newco shall be issued upon incorporation, and the parties hereto shall subscribe for such Shares at a purchase price of One Hundred U.S. Dollars (U.S. $100) per Share, payable in installments as follows:

Payment Date	Installment

Upon incorporation of Newco	50% of subscription price

On or prior to December 31, 1995	25% of subscription price

On or prior to June 30, 1996	25% of subscription price

Payments of the second and all subsequent installments of the subscription price shall be payable at such times and in such amounts as determined by the Board and within thirty (30) days after written notice to the parties.

ARTICLE 3

Transfer Of Shares

3.1                               The parties hereto shall not sell, transfer, pledge, encumber or otherwise dispose of all or any portion of their respective Shares in Newco except in accordance with the provisions of the Articles.

3.2                               No sale or transfer of Shares shall be registered or recognized unless (i) the purchaser or transferee shall first agree in writing to be bound by this Agreement and (ii) MOC and ACL shall have given written consent to the purchaser or transferee becoming a Member in Newco.

ARTICLE 4

Examination

4.1                               Each party shall independently have the right to call for and to inspect at any and all reasonable times,

the books, records and accounts of Newco and the Subsidiary, and may appoint or authorize senior financial or accounting personnel of such party to make such examination on their behalf at their cost.

ARTICLE 5

Confidentiality

5.1                               Unless specifically excepted or required by law, governmental authority or order of a court of competent jurisdiction, all information disclosed by either party (either to the other party or to Newco or the Subsidiary) under this Agreement, and the agreements attached as Appendices hereto, is and shall be treated as confidential. The parties and Newco will not disclose such information to third parties, and all parties and Newco shall take the same degree of caution as they exercise with respect to their own confidential information to prevent such information so received by them from being divulged to third persons, including officers and employees of either party or Newco not having a legitimate need therefor. This obligation of confidentiality will continue in perpetuity. The obligations of the parties and Newco under this paragraph shall not apply to information which hereafter becomes generally available to the public, except as a result of the fault of the party (or Newco or the Subsidiary) to which the information was disclosed.

ARTICLE 6

Members’ Meetings

6.1                               All Members’ meetings of Newco shall be convened and conducted in accordance with the provisions of the Articles. At every general meeting of Members, a quorum shall consist of the holders of the majority of the issued shares of Newco present in person or by proxy, provided that such holders must include the holders of a majority of Class B Shares. Any resolution of a general meeting, other than a Special Resolution, shall require passage by a simple majority of the votes cast. The chairman of any general meeting shall not have a second or casting vote in the event of an equality of votes.

ARTICLE 7
Directors

7.1                               Newco shall be managed by the Board, which shall be comprised of five (5) Directors. Three (3) Directors shall be appointed by, and may only be removed by, the holders of the Class A Shares and two (2) Directors shall be appointed by, and may only be removed by, the holders of the Class B Shares. Each such appointment or removal shall be made by notice in writing signed by or on behalf of such holders as the case may be. Except as may otherwise be herein provided, the powers of the Directors shall be determined by the Memorandum, the Articles and the Companies Law.

7.2                               In accordance with the provisions of the Articles, the Directors shall meet twice a year, inside or outside the Cayman Islands; provided that the Directors shall hold at least one such meeting in the Cayman Islands in each calendar year, in accordance with the Companies Law.

7.3                               The quorum for a Board Meeting shall be three (3) Directors; provided that at least one (1) Director appointed by the holders of the Class A Shares and one (1) Director appointed by the holders of the Class B Shares are present. Subject to the provisions of Article 10 below, a resolution of a Board Meeting shall be adopted by an affirmative vote of a majority of the Directors present or represented at the meeting. Any two (2) Directors may at any time summon a meeting of the Directors.

7.4                               A resolution in writing signed by all the Directors shall be as effective as a resolution passed at a meeting of the Directors duly convened and held.

7.5                               The Board shall cause minutes to be made in books designated for such purposes of (and may designate a secretary to administer the same):

(1)                            all appointments of officers made by the Directors;

(2)                            the names of the Directors present at each meeting of the Directors; and

(3)                            all resolutions and proceedings at all meetings of the Directors.

7.6                               A Director who is in any way, directly or indirectly, personally interested in any proposed contract or other transaction with Newco or the Subsidiary shall first declare the nature of his interest to the Directors before the Directors take any action with respect to such proposed contract or transaction and shall not vote thereon. A Director shall not be deemed to be interested in any contract or transaction simply because the other party to such contract or transaction is a party hereto, or an affiliate or subsidiary of a party hereto, or such contract or transaction involves a party hereto directly or indirectly.

7.7                               To the extent that any of the provisions of this Article conflict with or restrict any of the provisions of the Memorandum and Articles, the parties hereto agree to exercise their powers, rights and votes to give full effect to the provisions of this Article.

7.8                               No Director shall be permitted to directly or beneficially own the shares of Newco, except as a nominee of either MOC or ACL in accordance with Section 2.5.

ARTICLE 8

Management and Operations

8.1                               Newco shall establish the Subsidiary as promptly as possible for the purpose of manufacturing golf footwear in the PRC. Newco shall be responsible for all trading activities relating to the purchase and sale by the Subsidiary of semi-finished and finished goods.

8.2                               Each of Newco and the Subsidiary shall employ such individuals in the management of its business and grant to such individuals such authority as is determined from time to time by the Board; it being understood that Newco and the Subsidiary must at all times be managed and operated in such a manner that the Subsidiary always produces golf footwear (i) meeting quality standards and specifications established by ACL, (ii) in appropriate quantities to meet market demand as advised by ACL from time to time, and (iii) at a cost that is competitive when sold in Acushnet’s worldwide markets.

8.3                               In the operation of Newco and the Subsidiary, MOC shall, or shall cause Lionscore Industrial Co., Ltd. (“Lionscore”) to:

(1)                                 establish the Subsidiary;

(2)                                 provide plant layout for the Subsidiary;

(3)                                 identify all equipment needs and assist in procurement of equipment for Newco and the Subsidiary;

(4)                                 arrange for orientation and training of key management personnel for Newco and the Subsidiary;

(5)                                 assist in the recruitment and training of operational management, production labor and support personnel for Newco and the Subsidiary;

(6)                                 assist in raw materials sourcing, as required;

(7)                                 liaise with all relevant PRC government agencies during and after the establishment of the Subsidiary; and

(8)                                 provide support and guidance to Newco and the Subsidiary in the areas of infrastructure establishment and maintenance, real estate and building leasing, in-bound/out-bound customs clearance and administrative support.

8.4                               In the operation of Newco and the Subsidiary, ACL shall, or shall cause Acushnet to:

(1)                                 assist in the selection and training of management personnel and administrative support for Newco and the Subsidiary;

(2)                                 provide a worldwide market for the Subsidiary’s footwear products;

(3)                                 provide Newco and the Subsidiary with timely forecasts, specifications, orders, and procedures for all products to be exported;

(4)                                 assist in raw materials and component sourcing, as required; and

(5)                                 furnish such other services and assistance to Newco and the Subsidiary as may be required from time to time.

ARTICLE 9

Auditor

9.1                               Unless and until otherwise decided by the Members, the auditor of Newco and the Subsidiary shall be Deloitte & Touche.

ARTICLE 10

Important Company Action

10.1                        Each party shall exercise its rights and perform its obligations under Article 8 recognizing that the success of Newco and the Subsidiary is to the mutual benefit of both parties and with the objective of providing Newco and the Subsidiary with security, growth and profit. Each party shall and shall cause its nominated directors and others nominated by it or under its control to act under Article 8 in good faith to give effect to the foregoing intention; provided, however, that the foregoing shall not be construed to require any party to take any action as long such party shall have acted in good faith.

10.2                        None of the following actions by Newco shall have any force or effect unless approved by an affirmative vote of not less than a majority of the Directors appointed by the holders of the Class A Shares and a majority of the Directors appointed by the holders of the Class B Shares:

(1)                                 Any and all decisions regarding the basic or material policies of Newco or the Subsidiary (which shall not include day-to-day operation of Newco or the Subsidiary), relating to the scope, terms or conditions of its business;

(2)                                 The determination, adoption and/or modification of the annual business plan, operating budget and capital expenditure budget for Newco or the Subsidiary;

(3)                                 Any guarantee or indemnity with respect to the indebtedness or any other person, corporation, partnership or entity or any other arrangement pursuant to which Newco or the Subsidiary may become liable for the indebtedness of such other person, corporation, partnership or entity;

(4)                            Any contract relating to trademarks, tradenames or other trade secrets or industrial property rights;

(5)                            Employment or termination and the designation of key personnel (e.g., plant manager) of Newco or the Subsidiary;

(6)                            Any other contract or agreement under which a future commitment or the obligations of Newco or the Subsidiary may exceed Five Hundred Thousand U.S. Dollars (U.S. $500,000) or its equivalent in any other currency in any financial year of Newco;

(7)                            Payment of interim dividends or recommendation to the Members concerning payment of dividends or retention of profits; and

(8)                            Any acquisition of land or premises.

10.3                   In addition to any requirements of the Companies Law, none of the following actions by Newco shall have any force or effect unless such action has been approved by the Members pursuant to a Special Resolution:

(1)                            Any amendments, additions or deletions of the Memorandum and Articles;

(2)                            Any change of the authorized capital of Newco;

(3)                            Any sale, transfer or disposal of the business or undertaking (or a substantial part thereof) of Newco or the Subsidiary;

(4)                            Any alteration of the maximum number of Directors;

(5)                            Any charge, pledge or mortgage of the assets (or any one of them) of Newco or the Subsidiary;

(6)                            Any reorganization, amalgamation or voluntary liquidation of Newco except in accordance with the provisions hereunder;

(7)                            Any creation, formation or investment into a corporation, company, partnership or other business entity;

(8)                                 Any decision to change the domicile or residence of Newco or the Subsidiary;

(9)                                 Any joint venture or partnership contract or arrangement with any other person, firm or corporation and any withdrawal from such contract or arrangement; and

(10)                          Any matter relating to remuneration, benefit or welfare for Directors.

10.4                        Notwithstanding the voting provisions stated herein and in the Articles, any party proposing an important company action, as set forth herein and therein, shall be obligated to consult with the other party in good faith prior to submitting such action to a vote by Directors’ or Members’ resolution, whichever is applicable. In the event of a disagreement between the parties, such parties shall negotiate in good faith to reach a mutually satisfactory compromise; provided, however, that the foregoing shall not be construed to require any party to change its position if it shall have negotiated in good faith.

ARTICLE 11

Profit And Dividend Policy

11.1                        The parties agree that the primary objectives for Newco are (i) to provide golf footwear to Acushnet and its designated distributors at prices whereby Acushnet can maintain a competitive position in its worldwide market, and (ii) to provide a reasonable return to its Members.

11.2                        Subject to the primary objectives set forth in Section 11.1 above, the parties will endeavor to cause Newco and the Subsidiary to obtain a reasonable return on the investment of the parties. Attaining this level of reasonable return is predicated on the achievement of Acushnet’s targeted landed costs, which shall be agreed upon annually, with any excess cost over this target to be taken into account in establishing such return.

11.3                        Consistent with the foregoing Section 11.2, the parties shall endeavor to cause the Board to recommend to the Members the payment of dividends at the maximum prudent amount.

ARTICLE 12

Trademark License

12.1                        Forthwith following the registration of Newco and the establishment of the Subsidiary, ACL shall cause Newco or the Subsidiary to be granted a limited license to use the Trademarks in the PRC for the manufacture of golf footwear.

ARTICLE 13

Marketing

13.1                        Acushnet, and persons from time to time designated by Acushnet, shall have the sole and exclusive right to purchase and distribute and to arrange for the sale and distribution, everywhere in the world, of all goods and products manufactured or produced by Newco and the Subsidiary (the “Product”) on such arrangements and terms as shall from time to time be agreed upon between Newco and Acushnet or persons designated by Acushnet.

13.2                        In the event that (i) an Acushnet Assignment takes place and (ii) during any twelve (12) month period following such Acushnet Assignment (with such twelve (12) month periods commencing on the day following the Assignment Date and each anniversary thereof) such successor purchases and distributes, and arranges for the sale and distribution of, less than seventy percent (70%) of the Pre-assignment Product, Newco shall, as proposed by MOC and to the extent that the Subsidiary has available, uncommitted capacity to manufacture golf footwear products, have the right to manufacture for, and sell to, additional purchasers in order to minimize uncommitted capacity; provided that the Trademarks shall not be used in connection with any such sales to other purchasers.

ARTICLE 14

Non-Competition

14.1                        The parties hereby acknowledge that Acushnet currently manufactures and sells golf footwear and that both Acushnet and Lionscore have the following pre-existing commitments to competitors of Newco and the Subsidiary:

(1)                                 P.T. Lezen, a vendor of Acushnet, currently produces plastic upper golf footwear in Indonesia, and

(2)                                 Lionscore manufactures leather upper golf footwear for the Mizuno brand.

14.2                        While recognizing the respective contractual commitments set forth above, the parties agree to cause their respective affiliates to limit competing relationships of their respective affiliates to those set forth in Section 14.1 above, and to endeavor to support Newco and the Subsidiary to the fullest extent possible.

14.3                        Except as set forth in Sections 14.1 and 14.2 above, so long as either party to this Agreement shall own an interest in Newco, directly or indirectly, such party shall not, and shall cause its affiliates not to, within the PRC in any way, either directly or indirectly or through a subsidiary or associated company or business or venture, in any manner compete with Newco or the Subsidiary in the PRC or engage in any contract, subcontract, or co-operate in any activity which is in competition with Newco or the Subsidiary in the PRC.

ARTICLE 15

Duration

15.1                        This Agreement shall be effective from the date hereof and shall continue in effect indefinitely until (i) terminated pursuant to Articles 16 or 28, or (ii) the dissolution of Newco in accordance with the Articles.

ARTICLE 16

Termination

16.1                        Upon default by any party in performance of any material obligation under this Agreement, the other party may give the defaulting party notice of the default. If such default is not cured within thirty (30) days from the date of such notice, the party giving such notice shall have the right to terminate this Agreement by notice in writing with immediate effect.

16.2                        If either party becomes insolvent or is adjudicated bankrupt, the other party shall have the right to terminate this Agreement immediately by giving notice in writing.

16.3                        If a Change in Control with respect to Acushnet or ACL shall occur, ACL shall promptly notify MOC that such Change in Control has occurred. MOC shall have the right to purchase all, but not less than all, of the Class B Shares; provided that (i) MOC shall notify ACL, within thirty (30) days after receipt of such notice that Change in Control has occurred or otherwise becoming aware of such Change in Control, of MOC’s intent to purchase all of the Class B Shares (“Notice of Intent to Purchase”) and (ii) such purchase shall be made within sixty (60) days after receipt by ACL of such Notice of Intent to Purchase. In the event that the conditions set forth in this Section 16.3 are met, ACL shall transfer absolute and unencumbered ownership of the Class B Shares to MOC or MOC’s designee; provided, however, that the following events shall not be deemed to give rise to a Change in Control and shall not give rise to a right to purchase the Class B Shares: (i) the sale or other disposition, whether by way of a public offering or otherwise, of less than fifty percent (50%) of the ownership interest in Acushnet or ACL not otherwise resulting in a Change in Control of Acushnet or ACL and (ii) a sale or other transfer of substantially all of the golf footwear business of Acushnet, including the ownership of ACL, to a successor in interest to Acushnet as contemplated by Article 25.

16.4                        If a Change in Control with respect to Lionscore or MOC shall occur, MOC shall promptly notify ACL that such Change in Control has occurred. ACL shall have the right to sell all, but not less than all, of the Class B Shares to MOC; provided that (i) ACL shall notify MOC, within thirty (30) days after receipt of such notice that Change in Control has occurred or otherwise becoming aware of such Change in Control, of ACL’s intent to sell all of the Class B Shares to MOC (“Notice of Intent to Sell”) and (ii) such sale shall be made within sixty (60) days after receipt by MOC of such Notice of Intent to Sell. In the event that the conditions set forth in this Section 16.4 are met, MOC shall buy such Shares upon transfer to MOC or its designee of absolute and unencumbered ownership of the Class B Shares.

16.5                        In the event of any sale of Shares in Newco pursuant to Sections 16.3 or 16.4, the sale and purchase price per Share shall be determined by mutual agreement of the parties. If the parties are unable to agree upon a price within twenty (20) days after notice of the exercise of the purchase or sale rights described above, the parties shall refer the determination of such sale and purchase price to an appraiser, who shall be selected by mutual agreement of the parties and who shall determine the sale and purchase price per Share within thirty (30) days after such referral. Any such determination by the appraiser shall be final and binding upon the parties. In the event that the parties are unable to agree upon the selection of an appraiser for twenty (20) consecutive days, the parties shall attempt to resolve such dispute in accordance with Article 29.

16.6                        Either of MOC or ACL shall have the right to terminate this Agreement upon not less than eighteen (18) months prior written notice to the other parties, which notice shall specify the date (not less than eighteen (18) months after the date of such notice) such termination shall be effective; provided that in the event of a termination of this Agreement pursuant to this Section 16.6, the provisions of Section 17.2 shall apply.

16.7                        This Agreement shall be deemed to be terminated in the event of any party becoming a beneficial owner of all the shares issued by Newco.

ARTICLE 17

Consequences of Termination

17.1                        If this Agreement is terminated pursuant to Sections 16.1 or 16.2 or pursuant to Section 28.1, the party giving notice of termination in accordance with such Sections shall have the right, upon written notice to the other party, to require the winding up and dissolution of Newco and the Subsidiary. Upon receipt of any such notice, the parties shall take all necessary action to wind up and dissolve Newco and the Subsidiary.

17.2                        If this Agreement is terminated pursuant to Section 16.6, the parties shall cooperate, during the period from the date of notice of termination to the date such termination is to be effective, to (i) arrange for an orderly transition of the business of Newco and the Subsidiary and (ii) use all reasonable efforts to maintain the steady flow of golf footwear to Acushnet and its designated distributors. The party receiving any such notice of termination shall use all reasonable efforts to minimize the cost of terminating this Agreement and arranging for the winding up or transition of the business of Newco and the Subsidiary, with the intention that the equity investments of all parties shall be preserved to the greatest extent possible and distributed or otherwise made available to the parties upon any such termination.

ARTICLE 18

Governing Law

18.1                        The validity, construction and performance of this Agreement shall be governed by the laws of the Cayman Islands, British West Indies.

ARTICLE 19

Agreement to Perform

19.1                        The parties hereto shall use their respective votes in Newco, and take all steps as may lie in their respective powers, to procure:

(1)                                 that this Agreement is duly performed; and

(2)                                 that the provisions of the Memorandum and Articles are not infringed; provided that in the event of any conflict between this Agreement and the Memorandum and Articles then, as between the parties, this Agreement shall prevail and the parties shall take all steps necessary to amend the Memorandum and Articles to remove any such conflict.

19.2                        Notwithstanding Section 19.1, nothing herein shall be construed so that a party shall be required to undertake any action which shall be in contravention of or shall be required to refrain from undertaking any action which shall be obligatory under the laws of the United States of America, Taiwan, the Cayman Islands or the PRC, whichever may be applicable. In the event that any provision of this Agreement shall be or becomes invalid, the parties hereto agree to substitute for such invalid provision a new provision which serves the purpose of the invalid provision to the best extent possible.

19.3                        The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

ARTICLE 20

Amendment

20.1                             The terms of this Agreement may not be modified, waived or discharged except by an express declaration in writing signed on behalf of the parties hereto by their duly authorized officers which refers specifically to this Agreement.

ARTICLE 21

Costs

21.1                             The costs incidental to the incorporation of Newco shall be borne and paid by Newco. Each party shall bear its own costs incurred in connection with the preparation and execution of this Agreement.

ARTICLE 22

Relationship of Newco to the Parties

22.1                             This Agreement shall not make Newco or any party hereto the agent of any of the others nor shall it constitute a partnership between any of the parties or between any of the parties and Newco.

22.2                             Neither the parties hereto nor Newco shall have the power or right to pledge the credit of any of the others except with the prior express written consent of both parties hereto and of Newco.

ARTICLE 23

Language

23.1                             The official text of this Agreement shall be in English. The parties undertake to use the English language in respect of all documents and communications except where by law the relevant local language must be used.

ARTICLE 24

Bankers

24.1                             The bankers for Newco shall be the International Commercial Bank of China in Taipei, Taiwan, and/or such other bank or banks as may be agreed to from time to time by the parties hereto.

ARTICLE 25

Assignments

25.1                             Save as herein provided or by mutual consent of the parties hereto, all or any part or portion of the rights, obligations and liabilities hereunder of the parties hereto, Acushnet or Lionscore shall not be assigned to third parties; provided, however, that Acushnet may assign its rights and obligations set forth in this Agreement to any successor to substantially all of the golf footwear business of Acushnet without the prior written consent of MOC (an “Acushnet Assignment”) .

ARTICLE 26

Notice

26.1                             Except as otherwise provided for elsewhere in this Agreement, any notice required to be given under this Agreement or any notice that might be appropriate to implement its purpose, shall be delivered by hand, sent by facsimile or sent by telex or by DHL or a comparable express courier service to the party to be served at the address first above written. The preceding address may be changed from time to time by notice sent in accordance with this Article. Any notice sent in accordance with this Article shall be deemed to have been made or given on the earlier of the date of receipt by addressee or the seventh day immediately following the date on which the telex was sent or the letter was dispatched by courier service.

ARTICLE 27

Entire Agreement

27.1                        This Agreement embodies the entire understanding of the parties and there are no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained herein save and except those mutually agreed to in writing by the parties after the execution of this Agreement.

ARTICLE 28
Force Majeure

28.1                        None of the parties shall be liable for failure to perform its part of this Agreement when such failure is due to fire, flood, earthquake, strikes, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, riots, insurrections, or any other causes beyond the control of the parties. If, as a result of legislation or governmental action, any of the parties are precluded from receiving any benefit to which such party is entitled hereunder, the parties shall review the terms hereof so as to endeavor to use their best efforts to restore such party to the same relative position as previously obtained hereunder. If an event of force majeure continues for more than six (6) months which denies any of the parties the substantial benefit of this Agreement, then such party may terminate this Agreement in accordance with Section 17.1.

ARTICLE 29

Resolution of Disputes

29.1                        The parties shall attempt to resolve any dispute amicably without the necessity of litigation. If any dispute arises between the parties relating to this Agreement (a “Dispute”), prior to the commencement of any legal action to interpret or enforce this Agreement, the parties shall first use the procedure specified in this Article 29 (the “Procedure”).

29.2                        The party seeking to initiate the Procedure (the “Initiating Party”) shall give written notice to the other party, describing in general terms the nature of the Dispute and the Initiating Party’s claim for relief.

29.3                        The parties shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to meet promptly, and in no event later than ten (10) business days from the date of the Initiating Party’s written notice, to discuss the resolution of the Dispute. The parties shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within ten (10) business days from the date of their initial meeting, the parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following procedure.

29.4                        The parties shall have ten (10) business days from the date they cease direct negotiations to select a mediator. If no mediator has been selected within such period, the parties agree jointly to request the Singapore International Arbitration Centre to designate a mediator.

29.5                        In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for the mediation; provided that, in the event that the amount in dispute exceeds Five Hundred Thousand U.S. Dollars ($500,000), the place for the mediation shall be Singapore. Unless circumstances require otherwise, the time for the mediation shall not be later than fifteen (15) business days after selection of the mediator.

29.6                        The mediator shall determine the format for the meetings and is authorized to conduct both joint meetings and separate private caucuses with the parties. The mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party.

29.7                        The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated by (i) the execution of a settlement agreement by the parties, (ii) a declaration of the mediator that the mediation is terminated, or (iii) a written declaration of a party to the effect that the mediation process is terminated, but not before the conclusion of one full day’s mediation session. Even if the mediation is terminated without a resolution of the Dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of five (5) days following termination of the mediation. Notwithstanding the foregoing, any party may commence litigation within such five (5) day period if litigation could be barred by an applicable statute of limitations or in order to request an injunction to prevent irreparable harm.

ARTICLE 30

Headings

30.1                        The headings and titles listed in this Agreement are for convenience only and shall be ignored in construing the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives on the day and year first above written.

MYRE OVERSEAS CORPORATION

By:	/s/ Umemura Kenji
	Name:	Umemura Kenji
	Title:	Director

ACUSHNET CAYMAN LIIMITED

By:	/s/ James M. Connor
	Name:	James M. Connor
	Title:	Senior Vice President Golf Footwear, Gloves and Accessories

Acknowledged and Agreed for purposes of Articles 8, 14 and 16 above:

LIONSCORE INDUSTRIAL CO., LTD.

By:	/s/ Ching Lu Su
Name:	Ching Lu Su
Title:	President

Acknowledged and Agreed for purposes of Articles 8, 12, 13, 14 and 16 above:

ACUSHNET COMPANY

By:	/s/ Dale M. Shenk
Name:	Dale M. Shenk
Title:	Vice President Finance and Controller

Appendix A

THE COMPANIES LAW

(REVISED)

MEMORANDUM OF ASSOCIATION

OF

ACUSHNET LIONSCORE, LTD.

1.                                      The name of the Company is Acushnet Lionscore, Ltd.

2.                                      The Registered Office of the Company shall be at the offices of Maples and Calder, Attorneys-at-Law, Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Members may from time to time decide.

3.                                      The business objects of the Company are as follows:

(a)                                 To manufacture and sell or otherwise trade in golf footwear, including parts and supplies therefor; and

(b)                                 To establish and maintain subsidiaries in the Peoples Republic of China (“PRC”) and in any other part of the world for all, or any, of the purposes stated herein.

4.                                      Except as prohibited or limited by the Companies Law (Revised), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time or time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Board determines; to sell the products of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers, employees, past or present and their families; to purchase officers liability insurance; to carry on any trade or business incidental to, and generally to do all acts and things which, in the opinion of the Company or the directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with, the business aforesaid; PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                        The Company shall be established as a limited liability company and the liability of each Member shall be limited to the amount from time to time unpaid on such Member’s shares.

6.                        The share capital of the Company is Sixty Thousand U.S. Dollars (U.S. $60,000) divided into sixty thousand (60,000) ordinary shares of a nominal or par value of One U.S. Dollar (U.S. $1.00) per share. The sixty thousand (60,000) ordinary shares shall be divided into the following two (2) classes: Class A Shares consisting of thirty-six thousand (36,000) ordinary shares and Class B Shares consisting of twenty-four thousand (24,000) ordinary shares. The Company shall have the power, insofar as it is permitted by law, to redeem or purchase and to increase or reduce the said capital subject to the provisions of the Companies Law (Revised) and the Articles of Association. The Company shall also have the power to issue any part of its capital, whether original, redeemed or increased, with

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or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and such that unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the powers hereinbefore contained.

7.                        The Company is registered as exempted and its operations will be carried on subject to the provisions of Section 192 of the Companies Law (Revised) and, subject to the provisions of the Companies Law (Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.                        The Company shall be placed into winding up and dissolution in the event of the dissolution, liquidation, bankruptcy or insolvency or any Member in accordance with Article Ten of the Articles of Association of the Company.

I, the individual whose name and address is subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association and I respectively agree to take the number of shares in the capital of the Company set opposite my name.

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DATED the day of June, 1995

SIGNATURE and ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN

One Ordinary Share for a Subscription Price of U.S.$100.00
P.O. Box 309
Grand Cayman, B.W.I.

Witness to the above signature

I,                         , Registrar of Companies in and for the Cayman Islands HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the        day of June, 1995

REGISTRAR OF COMPANIES

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Appendix B

THE COMPANIES LAW (REVISED)

ARTICLES OF ASSOCIATION

OF

Acushnet Lionscore, Ltd.

Article One

Interpretation

Section 1. In these Articles the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively and Table A of the Law shall be excluded:

“Articles” means these Articles of Association as they may be altered in accordance with Section 9.2 from time to time;

“Auditor” means the person, including any individual or partnership, for the time being performing the duties of auditor of the Company;

“Board” means the Board of Directors of the Company, elected an accordance with Article Six of these Articles;

“the Company” means Acushnet Lionscore, Ltd.;

“the Law” means the Companies Law (Revised) and any statutory modification thereof for the time being in force;

“Member” means the person, body corporate or partnership registered in the Register of Members as the holder of shares in the Company, and when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders;

“Memorandum” means the Memorandum of Association of the Company.

“Notice” means written notice unless otherwise specifically stated;

“Register of Members” means the Register of Members kept in accordance with Section 5.1 of these Articles;

“Secretary” means the person appointed to perform the duties of Secretary of the Company and includes any Assistant or Acting Secretary;

“share” shall where the context so admits, include a fractional share; and

“Special Resolution” means a resolution which is (i) passed by the holders of not less than seventy-five percent (75%) of the outstanding voting shares of Newco entitled to vote at a general meeting and (ii) in accordance with Section 59 of the Law.

Section 1.2.                                 In these Articles, unless there exists something in the subject or context inconsistent with such construction, words importing the plural number shall be deemed to include the singular number.

Section 1.3.                                 Expressions referring to writing shall, unless the contrary intention appears, be construed to include printing, lithography, photography and other modes of representing words in a visible form.

Section 1.4.                                 Unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Companies Law (Revised) or any statutory modification thereof in force for the time being.

Article Two

Shares

Section 2.1.                                 Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorized capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of

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them to such persons at such times and for such consideration and upon such terms and conditions as they may determine consistent with these Articles.

Section 2.2.                                 No share shall be issued except as fully paid up.

Section 2.3.                                 The name and address of every person being the holder of registered shares, their class or series and the date when they became or ceased to become a Member shall be entered in the Register of Members.

Section 2.4.                                 Every person whose name is entered as a Member in the Register of Members as being the holder of registered shares, may request, and the Company shall issue thereto, a certificate specifying the share or shares held and the par value thereof, provided that in respect of a registered nominative share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

Section 2.5.                                 Any Member receiving a share certificate shall indemnify and hold the Company harmless from any loss or liability which it may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate. If a certificate is worn out or lost it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the Members may require.

Section 2.6.                                 Subject to the provisions of the Law, shares may be issued on terms that they are liable to be redeemed on such terms and in the manner as Members by Special Resolution before the issue of the shares may determine.

Article Three

Variation of Rights; Class A Shares and Class B Shares

Section 3.1.                                 The shares of the Company shall be divided into two classes: Class A Shares and Class B Shares. Class A Shares shall consist of thirty-six thousand (36,000) shares. Class B Shares shall consist of twenty-four thousand (24,000) shares.

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Section 3.2.                                 The rights attached to the Class A Shares and Class B Shares may, whether or not the Company is being wound up, only be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class. The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares.

Section 3.3.                                 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares of the class or series.

Section 3.4.                                 The holders of the shares of any class or series shall not have any preemptive right to purchase or subscribe for any shares of the Company unless expressly provided by the terms of the issue of the shares of that class.

Article Four

Transfer of Shares

Section 4.1.                                 Shares may be transferred or pledged only with the approval of the Board, which shall be bound to follow the terms of any agreement to which the Member proposing to transfer or pledge shares is a party and which imposes restrictions on such transfer or pledge. For purposes of this Article Four, the Board shall only approve such transfer or pledge upon the unanimous consent of all Directors elected by the Members holding the class of shares not being proposed to be transferred or pledged, which consent may be withheld in the sole discretion of such Directors. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register in respect thereof.

Section 4.2.                                 No Class A Member or Class B Member shall transfer, sell, mortgage, assign, pledge or create or permit any lien, charge or encumbrance over, or grant any option or other rights in or over, or otherwise dispose of any or all of the shares held by such Member from time to time, or any interest therein, without the consent of the

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Members holding a majority of the outstanding shares of the other class, which consent may be withheld in the sole discretion of such Members. The Board shall not recognize any instrument purporting to effect any transfer or other disposition of shares in violation of this Article Four, and any such purported transfer or other disposition shall be null and void.

Section 4.3.                                 If either all Class A Members or all Class B Members dispose of all of their shares in the Company, then at the request of such Members, the Members shall procure prior to such sale that the Company changes its name to one which does not include the word “Lionscore” or a word similar thereto, if the Class A Members are such requesting Members, or “Acushnet” or a word similar thereto, if the Class B Members are such requesting Members.

Section 4.4.                                 The Directors shall cause the share certificates representing shares of the Company, if any, to bear a legend making reference to the restrictions on transfer set forth in this Article Four.

Article Five

Members

Section 5.1.                                 The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)                            the name and address of each Member, the number of shares held by him and the amount paid or agreed to be considered to be paid on such shares;

(b)                            the date on which each person was entered in the Register of Members; and

(c)                             the date on which any person ceased to be a Member.

Section 5.2.                                 The Company shall, within six (6) months of its formation and in each year of its existence thereafter, hold a general meeting as its annual general meeting and shall specify the meeting as such in the Notices calling it. The Company shall hold annual general meetings, which shall be held at such time, day and place as may be fixed by the Board and such meetings shall transact the following business:

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(a)                                 Receiving the report of the Board and considering the statement of accounts and balance sheet of the Company for the fiscal year ended on the preceding thirtieth day of November, with the auditor’s report thereon.

(b)                                 Declaration of dividend.

(c)                                  Approving the auditor’s fee.

(d)                                 Electing Directors.

(e)                                  Appointing an auditor for the current fiscal year and fixing his or her remuneration.

(f)                                   Any other business which may be properly brought before an annual general meeting.

Section 5.3.                                 At least twenty-one (21) days prior to the date fixed for an annual general meeting or any other general meeting, written Notice of the summoning of such meeting specifying the place, the day and hour of the meeting and nature of business to be transacted shall be sent by mail to every Member whose name appears in the Register of Members as of the date of issuing said Notice, which Notice shall be sent by registered airmail to each Member whose address in the Register of Members is outside the country in which the Notice to said Member is posted.

Section 5.4.                                 Any Member may convene a general meeting for the purpose of:

(a)                                 considering and if thought fit passing of a Special Resolution to alter or amend the Memorandum or Articles or to require the Company to be dissolved; or

(b)                                 to consider any matter in connection with the management of the Company’s affairs;

Section 5.5.                                 All general meetings shall be convened and conducted at such locations as the Board shall determine in accordance with the provisions of the Law and these Articles.

Section 5.6.                                 The accidental omission to give Notice of a general meeting to or the non-receipt of Notice of a general meeting by any person entitled to receive Notice shall not invalidate the proceedings at that meeting.

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Section 5.7.                                 A general meeting shall, notwithstanding that it is called by shorter Notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat.

Section 5.8.                                 (a) At any general meeting, the Members present in person or by proxy shall elect a Chairman of the meeting.

(b)                                 At any general meeting, one or more Members entitled to vote present in person or representing in person or by proxy in excess of 50% of the outstanding voting shares of the share capital of the Company entitled to vote at such meeting shall form a quorum for the transaction of business, provided always that such quorum must include more than 50% of the Class B-Shares-being-represented at the meeting, either in person or by proxy. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the following day at the same time as the Chairman may determine.

(c)                                  The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, and only the business left unfinished at the meeting from which the Members present in person or represented by proxy have adjourned shall be dealt with. It shall not be necessary to give any Notice of the adjourned meeting or of the business to be transacted at the adjourned meeting; save and except for a meeting adjourned sine die, when Notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5.9.                                 (a) Subject to any rights or restrictions lawfully attached to any class or series of shares, at any general meeting, each Member shall be entitled to one vote for each share held by him and such vote may be given in person or by proxy.

(b)                                 Subject to Section 9.2 of these Articles, at any general meeting other than in respect of a matter requiring a Special Resolution, any question proposed for the consideration of the Members shall be decided on a simple majority of the votes of Members entitled to vote and such majority shall be ascertained in accordance with the provisions of these Articles; provided that the affirmative votes of the holders of a majority of the Class B Shares must always be included. The Chairman of any general

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meeting shall not have a second or casting vote in the event of an equality of votes.

(c)                                  At any general meeting, a declaration by the Chairman that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such question.

Section 5.10.                          When a vote is taken by ballot, each Member entitled to vote shall be furnished with a ballot paper on which he shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the questions on which the vote is taken; and each ballot paper shall be signed, initialed or otherwise marked so as to identify the voter. At the conclusion of the ballot, the ballot paper shall be examined by the Chairman with assistance of a Member appointed for the purpose, and the result of the ballot shall be declared by the Chairman.

Section 5.11.                          An instrument appointing a proxy shall be in writing under the hand of a Member or his attorney duly authorized in writing or, if the Member is a corporation, either under seal or under the hand of an officer or attorney of the corporation duly authorized, and shall be such other form as the Members may from time to time approve.

Section 5.12.                          Any corporation which is a Member of the Company may by resolution of its directors authorize such persons as it thinks fit to act as its representative at any meeting of the Members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

Section 5.13.                          (a) A resolution in writing (whether on one or more separate papers) duly signed by Members holding a simple majority of the shares entitled to vote on the matter shall be deemed a valid resolution of a general meeting or class meeting, as the case may be; provided that such Members include the affirmative votes of the holders of a majority of the Class B Shares.

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(b)                                 A resolution in writing (whether on one or more separate papers) duly signed by Members holding a seventy-five percent (75%) majority of the shares entitled to vote on the matter shall be deemed a valid Special Resolution of the general meeting or class meeting, as the case may be.

Article Six

Board of Directors

Section 6.1.                                 The business and affairs of the Company shall be managed by or under the direction of the Board.

Section 6.2.                                 The number of directors that shall constitute the whole Board shall be five (5). Three (3) Directors shall be elected by the holders of not less than fifty-one percent (51%) of the Class A Shares. Two (2) Directors shall be elected by the holders of not less than fifty-one percent (51%) of the Class B Shares. Subject to Sections 6.3 and 6.4, Directors shall be elected at the annual general meeting to hold office until the next annual general meeting and until their respective successors are elected and qualified.

Section 6.3.                                 Any Director may resign at any time by giving written Notice of such resignation to the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or the Secretary, as the case may be. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.4.                                 A Director elected by the holders of the Class A Shares may only be removed by the holders of a majority of the Class A Shares. A Director elected by the holders of the Class B Shares may only be removed by the holders of a majority of the Class B Shares. In either case, such removal may be with or without cause.

Section 6.5.                                 Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe; provided that if the Company is an exempted company in accordance with Section 182 of the Law, the Board shall hold at least one meeting in the Cayman Islands in each calendar year, in accordance with Section 193 of the Law. No Notice need be given of any regular

9

meeting, and a Notice, if given, need not specify the purposes thereof. A meeting of the Board may be held without Notice immediately after an annual general meeting of Members, at the same place as that at which such meeting was held.

Section 6.6.                                 A special meeting of the Board may be called at any time by the Board, the Chairman of the Board, the Executive Committee, if any, or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two Directors. Any such meeting shall be held at such time and at such place as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (i) by deposit of the Notice in the mail, first class, postage prepaid, at least ten days before the day fixed for the meeting, addressed to each Director at his address as it appears on the Company’s records or at such other address as the Director may have furnished the Company for that purpose, or (ii) by delivery of the Notice similarly addressed for dispatch by telex or telecopy, or by delivery of the Notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

Section 6.7.                                 Each meeting of the Board shall be presided over by the Chairman of the Board, or in his absence by the President, if a director, or if neither is present, by such member of the Board as shall be chosen by a majority of the directors present. The Secretary shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

Section 6.8.                                 The quorum for meetings of the Board shall be three (3) Directors; provided that at least one (1) Director appointed by the holders of the Class A Shares and one (1) Director appointed by the holders of the Class B Shares are present. Subject to Section 9.1, a resolution of a meeting of the Board shall be adopted by an affirmative vote of a majority of the Directors present or represented at the meeting.

Section 6.9.                                 Directors may participate in meetings of the Board or of such committees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can

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hear each other, and such participation shall constitute presence in person at such meeting.

Section 6.10.                          Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

Section 6.11.                          A Director shall receive such compensation, if any, for his services as a director as may from time to time be fixed by the Board, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board. He may also be reimbursed for his expenses in attending any meeting.

Section 6.12.                          A Director may hold other office or place of profit with the Company and may be paid such extra remuneration therefor whether by way of salary commission participation of profits or otherwise.

Section 6.13.                          Each Director for the time being shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which he or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of his or their duties, except such (if any) as he or any of them shall incur or sustain by or through his or their own fraud, negligence or willful default.

Section 6.14.                          A Director may be party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and shall not be accountable to the Company for any benefit which he derives from any such office or from any such transaction or arrangement and no such transaction or arrangement shall be avoidable on the grounds of such interest or benefit provided the Director shall first disclose his interest in the same to all other Directors in writing.

Section 6.15.                          The Board shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Board;

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(b)                                 of the names of the Members (including those represented thereat by an alternate or by proxy) present at each meeting of the Board and of any committee of the Board; and

(c)                                  of all resolutions and proceedings at all meetings of the Board.

Section 6.16.                          The Board may appoint a custodian or trustee for the safe keeping of all moneys, assets and securities of the Company with such powers and duties in respect thereof as may be specified in such appointment.

Section. 6.17.                       The Board may appoint a Secretary to perform administrative functions on behalf of the Company.

Article Seven

Dividends

Section 7.1.                                 Payment of dividends, whether interim or annual, by the Company is subject to approval of the Board; provided that the annual dividend shall be subject to the approval of the Members in general meeting.

Section 7.2.                                 Subject to the Law, the Board from time to time declare dividends and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

Section 7.3.                                 The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Board be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

Section 7.4.                                 No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Law.

Section 7.5.                                 The Board may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle

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the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

Section 7.6.                                 Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

Article Eight

Accounts and Financial Statements

Section 8.1.                                 The Board shall cause accounts to be kept of all transactions of the Company in such manner as to show a true and fair position of the assets and liabilities of the Company for the time being.

Section 8.2.                                 The financial year end of the Company shall be determined by the Board and failing such determination the financial year end shall be the 31st of December.

Section 8.3.                                 Each Member may demand and shall receive true and full information regarding the state of the business and financial condition of the Company.

Section 8.4.                                 One Auditor shall be appointed by the Board. An Auditor shall not be a Director or Officer of the Company. The Board shall have power to appoint and dismiss the Auditor from time to time.

Section 8.5.                                 The duties and remuneration of the Auditor shall be fixed by the Board or in such manner as the Board may determine.

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Section 8.6.                                 The Company will adopt a convention for U.S. federal income tax purposes under which all of the income accrued by the Company in any calendar month will be allocated to Members of record on the last day of the month.

Article Nine

Important Company Action

Section 9.1.                                 None of the following actions by the Company shall have any force or effect unless approved by an affirmative vote of not less than a majority of the Directors appointed by the holders of the Class A Shares and a majority of the Directors appointed by the holders of the Class B Shares:

(a)                       Any and all decisions regarding the basic or material policy of the Company (which does not include day-to-day operation of the Company) relating to the scope, terms or conditions of its business;

(b)                       The determination, adoption and/or modification of the annual business plan, operating budget and capital expenditure budget;

(c)                        Any guarantee or indemnity with respect to the indebtedness or any other person, corporation, partnership or entity or any other arrangement pursuant to which the Company may become liable for the indebtedness of such other person, corporation, partnership or entity;

(d)                       Any contract relating to trademarks, tradenames or other trade secrets or industrial property rights;

(e)                        Employment or termination and the designation of key personnel (e.g., plant manager)

(f)                         Any other contract or agreement under which a future commitment or the obligations of the Company may exceed Five Hundred Thousand U.S. Dollars (U.S. $500,000) or its equivalent in any other currency in any financial year of the Company;

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(g)                             A payment of interim dividend or recommendation to the Members concerning payment of dividend or retention of profits; and

(h)                            Any acquisition of land or premises.

Section 9.2.                                 In addition to any requirements of the Law, none of the following actions by the Company shall have any force or effect unless such action has been approved by the Members pursuant to a Special Resolution:

(a)                            Any amendments, additions or deletions of the Memorandum or Articles;

(b)                            Any change of the authorized capital of the Company;

(c)                             Any sales, transfer or disposal of the business or undertaking (or a substantial part thereof) of the Company;

(d)                            Any alteration of the maximum number of Directors;

(e)                             Any charge, pledge or mortgage of the Company’s assets (or any one of them);

(f)                              Any reconstruction, amalgamation or voluntary liquidation of the Company except in accordance with the provisions hereunder;

(g)                             Any creation, formation or investment into a corporation, company, partnership or other business entity;

(h)                            Any decision to change the domicile or residence of the Company;

(i)                                Any joint venture or partnership contract or arrangement with any other person, firm or corporation and any withdrawal from such contract or arrangement; and

(j)                               Any matter relating to remuneration, benefit or welfare for Directors.

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Article Ten

Winding Up And Dissolution

Section 10.1.                          Any of the following events occurring to a Member shall cause the winding up and dissolution of the Company:

(a)                       the bankruptcy, winding up or dissolution of such Member;

(b)                       if such Member makes any assignment for the benefit of his creditors or files a petition voluntarily for bankruptcy under the laws of any country or files a petition seeking for himself any arrangement, re-organization, amalgamation, composition, re-adjustment, liquidation, dissolution or similar relief under any law or regulation;

(c)                        if such Member files an answer or other pleading admitting or failing to contest the material allegation of a petition filed against him in any proceedings of a nature described in the immediately preceding paragraph of this Section;

(d)                       if such Member seeks consents to or acquiesces in the appointment of a trustee, receiver or liquidator of himself or all or a substantial part of his properties; or

(e)                        any proceedings of a nature mentioned in the foregoing paragraphs of this Article occurs without the consent of such Member and is not dismissed or vacated within 120 days.

Section 10.2.                          The Company shall be considered to have commenced voluntary winding up and dissolution automatically and without the requirement of any other act:

(a)                       if the Members of the Company pass a Special Resolution requiring the Company to be wound up and dissolved; or

(b)                       upon the happening of any event in relation to a Member as defined in Section 10.1.

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Section 10.3.                          On winding up and dissolution of the Company the balance of the assets available for distribution and subject to any special rights or restrictions attaching to any class or series of shares shall be applied in paying to the Members the amounts paid up on the shares held by them and the surplus shall belong to such Members according to the respective number of shares held by them.

Section 10.4.                          When the Company is in winding up and dissolution if no other liquidator is appointed the Members shall act as liquidator or joint liquidators in the event that there shall be more than one.

Article Eleven

Tax Matters Partner

Section 11.1.                          The Company will be treated as a partnership for U.S. federal income tax purposes, and the Members holding Class B Shares shall select a Member to serve as the “Tax Matters Partner” as that term is defined in the U.S. Internal Revenue Code.

Article Twelve

Notices

Section 12.1.                          Unless otherwise herein or by law expressly provided, a Notice may be served by the Company on any Member either personally or by telex or facsimile to his registered address or by sending it using air mail (if appropriate) through the post prepaid in an envelope addressed to such Member at his address as registered in the Register of Members.

Section 12.2.                          Any Notice required to be given to the Members shall, with respect to any shares held jointly by two or more persons, be given to all such persons.

Section 12.3.                          Any Notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission, and in proving such service it shall be sufficient to prove that the Notice was properly addressed and prepaid, if posted, and the time when it was posted or transmitted by telex or facsimile as the case may be.

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Article Thirteen

Seal

Section 13.1.                          The Seal of the Company shall not be affixed to any instrument except over the signature of at least one Member and the Secretary or by some person appointed by the Members, provided that the Secretary may affix the Seal of the Company over his signature only to any authenticated copies of these Articles, the Memorandum, the minutes of any meetings or any other document required to be authenticated by him and to any instrument which the Members have specifically approved beforehand.

Article Fourteen

Alteration of Articles

Section 14.1.                          No Article shall be rescinded, altered or amended, and no new Article shall be made until the same has been proposed and passed as a Special Resolution.

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DATED the day of June, 1995

SIGNATURE and ADDRESS
OF SUBSCRIBER

[ ]
P.O. Box 309
Grand Cayman, British West Indies

Witness to the above signature

I,                        , Registrar of Companies in and for the Cayman Islands HEREBY CERTIFY that this is a true and correct copy of the Articles of Association of this Company duly incorporated on the         day of June, 1995

REGISTRAR OF COMPANIES

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Schedule I

Trademarks and Brand Names

1.	Aqua-Lites
2.	Contemporary-Lites
3.	DryJoys
4.	DryJoys GX
5.	FJ
6.	Foot-Joy
7.	Green-Joys
8.	JoyWalkers
9.	LPX
10.	Soft-Joys
11.	Soft-Joys Sierra
12.	TCX
13.	Ultra-Joys
14.	Pinnacle